Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement on Form F-3 (No. 333-60712) and Registration Statements on Form S-8 (No. 333-137112 and No. 333-119475) of Novartis AG of our report dated January 16, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

PricewaterhouseCoopers AG

/s/ R. P. Muir	/s/ D. Suter
R. P. Muir	D. Suter

Basel, January 28, 2008